FOR IMMEDIATE RELEASE

Norfolk Southern announces strategic plan targeting a 60 percent operating ratio at Investor and Financial Analyst Conference
NORFOLK, Va., Feb. 11, 2019 – Norfolk Southern Corporation (NYSE: NSC) today will provide details of its strategic plan – focused on increased productivity, efficiency, and revenue growth, and targeting an operating ratio of 60 percent by 2021 – at its Investor and Financial Analyst Conference in Atlanta.
“Our strategic plan capitalizes on the strength of our exceptional franchise to lower costs, operate more efficiently, and deliver stronger margins,” said Chairman, President and CEO James A. Squires. “As we implement precision scheduled railroading, our initiatives are focused on five key principles: serving our customers, managing our assets, controlling our costs, working safely, and developing our people. The success of our customers, our employees, and our company will ensure the success of our shareholders.”

Highlights of Norfolk Southern’s financial targets

•	Full year operating ratio improvement in 2019 of at least 100 basis points on our 2018 operating ratio of 65.4 percent

•	Full year operating ratio of 60 percent by 2021

•	Revenue growth at a compound annual rate of 5 percent through 2021

•	Capital expenditures between 16 percent and 18 percent of revenues through 2021 to promote safety, efficiency, and growth

•	Dividend payout ratio of 33 percent and continuance of share repurchases using free cash flow and borrowing capacity
Norfolk Southern will present a comprehensive overview of the company’s new strategic plan, including financial and operating initiatives and targets today at 10 a.m. EST. Interested investors can listen via a live webcast or by dialing 877-869-3847. Webcast and presentation materials can be found on the company’s website at www.norfolksouthern.com under the Investors section. Following the live broadcast, an audio replay will be available by dialing 877-660-6853 and access number 13686867. The replay also will be available as an MP3 downloadable podcast in the Investors section of the company's website.
About Norfolk Southern
Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern is a major transporter of industrial products, including chemicals, agriculture, and metals and construction materials. In addition, the railroad operates the most extensive intermodal network in the East and is a principal carrier of coal, automobiles, and automotive parts.

Forward-looking statements
This news release contains forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding anticipated results, benefits, and targets related to the strategic plan. These statements relate to future events or future performance of Norfolk Southern Corporation. (NYSE: NSC) (“Norfolk Southern,” “NS,” or the “Company.”) In some cases, these forward-looking statements may be identified by the use of words like “will,” “believe,” “expect,” “targets,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: general North American and global economic conditions; changes in energy prices and fuel markets; uncertainty surrounding timing and volumes of commodities being shipped; changes in laws and regulations; uncertainties of claims and lawsuits; labor disputes; transportation of dangerous goods; effects of changes in capital market conditions; and severe weather. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the Securities and Exchange Commission (the “SEC”), as well as the Company’s subsequent filings with the SEC, may cause actual results, benefits, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Please refer to these SEC filings for a full discussion of those risks and uncertainties we view as most important.

Forward-looking statements are not, and should not be relied upon as, a guarantee of future events or performance, nor will they necessarily prove to be accurate indications of the times at or by which any such events or performance will be achieved. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, unless otherwise required by applicable securities law.

Media Inquiries:
Media Relations, 404-420-4444 (media.relations@nscorp.com)

Investor Inquiries:
Clay Moore, 757-629-2861 (clay.moore@nscorp.com)

http://www.norfolksouthern.com

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